POWER OF ATTORNEY

A.  CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

B.  DESIGNATION OF AGENT:

The undersigned hereby constitutes and appoints each of SETH L. KAPLAN and PATRICK L. ALESIA signing individually, the undersigned's true and lawful attorney-in-fact to:

(1)
prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Griffon Corporation (the "Company"), (a) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Forms 144 in accordance with Rule 144 of the Securities Act of 1933, and (c) any other forms or reports the undersigned may be required to file, each in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company; and

(2)	file such forms or reports with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

THIS POWER OF ATTORNEY shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless either revoked in writing by the undersigned or, as to each attorney-in-fact, until such time as such attorney-in-fact ceases to be an employee of Griffon Corporation or one of its affiliates.

C.  NO REVOCATION

This Power of Attorney shall not revoke any prior powers of attorney executed or granted by the Principal and no term or provision of this Power of Attorney or any power of attorney granted to the Agent by the Principal herein shall be deemed revoked by the subsequent execution of any power of attorney by the Principal.

D.  SIGNATURE AND ACKNOWLEDGEMENT OF PRINCIPAL:

IN WITNESS WHEREOF, the undersigned Principal has duly executed this Power of Attorney on this 8th day of June, 2010.

/s/ Brian G. Harris	(signature of Principal)

Name: Brian G. Harris

State of	New York
County of	Queens	ss.:

On the 8th day of June in the year 2010 before me, the undersigned, personally appeared Brian G. Harris, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Patricia Pinzel
Notary Public

Patricia Pinzel
Notary Public, State of New York
No. 01PI4938025
Qualified in Queens County
Commission Expires July 18, 2010

E.  IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the Principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the Principal, or, where there are no instructions, in the Principal's best interest; (2) avoid conflicts that would impair your ability to act in the Principal's best interest; (3) keep the Principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the Principal; and (5) disclose your identity as an agent whenever you act for the Principal by writing or printing the Principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the Principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the Principal or, where there are no such instructions, in the Principal's best interest. You may resign by giving written notice to the Principal and to any co-agent, successor agent, monitor if one has been named in this document, or the Principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of Agent:
The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

F.  SIGNATURE AND ACKNOWLEDGEMENT OF AGENT:

IN WITNESS WHEREOF, each of the undersigned has read this Power of Attorney.  Each of the undersigned hereby acknowledges and accepts his appointment as Agent for the Principal by duly executing this Power of Attorney on this 8th day of June, 2010.

/s/ Seth L. Kaplan
Seth L. Kaplan

State of	New York
County of	Queens	ss.:

On the 8th day of June in the year 2010 before me, the undersigned, personally appeared SETH L. KAPLAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia Pinzel
Notary Public

Patricia Pinzel
Notary Public, State of New York
No. 01PI4938025
Qualified in Queens County
Commission Expires July 18, 2010

/s/ Patrick L. Alesia
Patrick L. Alesia

of	New York
County of	Nassau	ss.:

On the 8th day of June in the year 2010 before me, the undersigned, personally appeared Patrick L. Alesia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Mary A. Berk
Notary Public

Mary A. Berk
Notary Public, State of New York
No. 01BE5084103
Qualified in Nassau County
Commission Expires August 25, 2013